EXHIBIT 10.1

VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”), dated as of April 11, 2016 is entered into by and among each of the stockholders of Zhone Technologies, Inc., a Delaware corporation (“Parent”), listed on the signature pages hereto (each, a “Parent Holder”, and collectively the “Parent Holders”) and DASAN Networks, Inc., a company incorporated under the laws of Korea (the “Stockholder”).
WHEREAS, contemporaneously with the execution of this Agreement, Parent, Dragon Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), the Stockholder and Dasan Network Solutions, Inc., a California corporation and a wholly owned subsidiary of the Stockholder (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing, among other things, for the merger of Merger Sub with and into the Company with the Company as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”); and
WHEREAS, as a condition of and inducement to the Stockholder’s and the Company’s willingness to enter into the Merger Agreement, the Stockholder and the Company have required that the Parent Holders enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Certain Definitions. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Merger Agreement. As used in this Agreement, the following terms shall have the following respective meanings:
“Additional Owned Shares” means, with respect to any Parent Holder, all shares of Parent Common Stock and any other equity securities of Parent which are beneficially owned by such Parent Holder or any of its affiliates and are acquired after the date hereof and prior to the termination of this Agreement.
“affiliate” has the meaning set forth in the Merger Agreement; provided, however, that Parent shall be deemed not to be an affiliate of any Parent Holder.
“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.
“business day” has the meaning set forth in the Merger Agreement.
“Covered Shares” means, with respect to any Parent Holder, the Owned Shares and Additional Owned Shares of such Parent Holder.
“Disclosed Owned Shares” has the meaning assigned thereto in Section 5(a) hereof.
“Owned Shares” means, with respect to any Parent Holder, all shares of Parent Common Stock and any other equity securities of Parent which are beneficially owned by such Parent Holder or any of its affiliates as of the date hereof.
“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity or group (as defined in Section 13(d) of the Exchange Act).

“Restricted Period” means the period from the date hereof through the date that the Parent Stockholder Approval is obtained.
“Term” has the meaning assigned thereto in Section 6 hereof.
“Transfer” means, with respect to a security, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.
2.    Stockholder Vote. At any meeting of the stockholders of Parent, however called, or at any postponement or adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of Parent is sought, each Parent Holder shall, and shall cause any other holder of record to, (i) appear at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all Covered Shares:
(a)    in favor of the approval of the issuance of shares of Parent Common Stock pursuant to the Merger Agreement (for the purposes of this Section 2, as it may be modified or amended from time to time in a manner not adverse in any material respect to any Parent Holder), and each of the other actions contemplated by the Merger Agreement and this Agreement;
(b)    in favor of any adjournment or postponement recommended by Parent with respect to any stockholder meeting with respect to the Merger Agreement and the Merger and the issuance of shares of Parent Common Stock pursuant thereto;
(c)    against any Acquisition Proposal or any proposal relating to an Acquisition Proposal;
(d)    against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent; and
(e)    against any proposal, action or agreement that would (i) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger, (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Parent under the Merger Agreement, (iii) result in any of the conditions set forth in Article VI of the Merger Agreement not being fulfilled or (iv) except as expressly contemplated by the Merger Agreement, change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Parent. No Parent Holder shall commit or agree to take any action inconsistent with the foregoing.
3.    No Disposition or Solicitation.
(a)    Each Parent Holder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, during the Restricted Period such Parent Holder shall not (i) offer to Transfer, Transfer or consent to any Transfer of any or all of the Covered Shares or any interest therein without the prior written consent of the Stockholder, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all Covered Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares, (iv) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares or (v) take any other action that would make any representation or warranty of such Parent Holder contained herein untrue or incorrect in any material respect or in any way restrict, limit or interfere in any material respect with the performance of such Parent Holder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement. Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 3(a) shall be null and void.
(b)    Notwithstanding the foregoing, nothing in this Section 3 shall prohibit a Transfer by any Parent Holder of Covered Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of such Parent Holder or his or her immediate family, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided, further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Stockholder. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin to the relevant Parent Holder.
4.    Stock Splits. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Parent affecting the Covered Shares or the acquisition of Additional Owned Shares or other securities or rights of Parent by a Parent Holder or any of its affiliates, (i) the type and number of Covered Shares shall be adjusted appropriately, and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other securities or rights of Parent issued to or acquired by a Parent Holder or any of its affiliates.
5.    Representations and Warranties of Parent Holders. Each Parent Holder hereby represents and warrants to the Stockholder, severally and not jointly, as follows:
(a)    Title. Except as may be set forth on Schedule I: (i) such Parent Holder is the sole record and beneficial owner of the shares of Parent Common Stock set forth opposite his or her name on Schedule I (the “Disclosed Owned Shares”) and (ii) such Parent Holder has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 3 and 4 hereof and all other matters set forth in this Agreement, in each case with respect to all of the Disclosed Owned Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Except as permitted by this Agreement, the Owned Shares of such Parent Holder and the certificates representing such shares, if any, are now, and at all times during the term hereof will be, held by such Parent Holder, or by a nominee or custodian for the benefit of such Parent Holder, free and clear of any and all Liens (other than as created by this Agreement).
(b)    Authority. Such Parent Holder has all necessary power and authority and legal capacity to execute, deliver and perform all of the obligations of a Parent Holder under this Agreement, and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of such Parent Holder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.
(c)    Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by such Parent Holder and, assuming due authorization, execution and delivery hereof by the Stockholder, constitutes a legal, valid and binding agreement of such Parent Holder, enforceable against such Parent Holder in accordance with its terms. If such Parent Holder is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, such Parent Holder’s spouse, enforceable against such Parent Holder’s spouse in accordance with its terms.
(d)    Receipt; Reliance. Such Parent Holder has received and reviewed a copy of the Merger Agreement. Such Parent Holder understands and acknowledges that the Stockholder and the Company are entering into the Merger Agreement in reliance upon such Parent Holder’s execution, delivery and performance of this Agreement.
6.    Termination. The term (the “Term”) of this Agreement shall commence on the date hereof and shall terminate upon the earliest of (i) the mutual agreement of the Stockholder and any applicable Parent Holder with respect to such Parent Holder, (ii) the Effective Time (as defined in the Merger Agreement) and (iii) the termination of the Merger Agreement in accordance with its terms.
7.    No Limitation. Nothing in this Agreement shall be construed to prohibit any Parent Holder who is an officer or member of the Board of Directors of Parent from taking any action solely in his or her capacity as an officer or member of the Board of Directors of Parent or from taking any action with respect to any Acquisition Proposal as an officer or member of such Board of Directors.
8.    Miscellaneous.
(a)    Entire Agreement. This Agreement (together with any and all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.
(b)    Several Liability. The liability of the Parent Holders hereunder shall be several and not joint.
(c)    Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby. At another party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby. Without limiting the foregoing, the Parent Holders shall execute and deliver to the Stockholder and any of its designees any proxies, including with respect to Additional Owned Shares, reasonably requested by Parent in furtherance of this Agreement.
(d)    No Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Parent Holders (in the case of any assignment by the Stockholder) or the Stockholder (in the case of an assignment by any Parent Holder); provided that the Stockholder may assign its rights and obligations hereunder to the Company or any other Subsidiary of the Stockholder, but no such assignment shall relieve the Stockholder of its obligations hereunder.
(e)    Binding Successors. Without limiting any other rights the Stockholder may have hereunder in respect of any Transfer of the Covered Shares, the Parent Holders agree that this Agreement and the obligations hereunder shall attach to the Covered Shares beneficially owned by the Parent Holders and their respective affiliates and shall be binding upon any person to which legal or beneficial ownership of such Covered Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Parent Holder’s heirs, guardians, administrators, representatives or successors.

(f)    Amendments. This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of the Parent Holders and the Stockholder.
(g)    Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received) (i) upon receipt, if delivered personally or by first class mail, postage pre-paid, (ii) on the date of transmission, if sent by facsimile transmission (with confirmation of receipt), or (iii) on the next business day (or, with respect to international delivery, the third business day) after dispatch, if sent by nationally recognized, documented delivery service, as follows:
If to a Parent Holder:
At the applicable address and facsimile number set forth on Schedule I hereto.
Copy to:
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, California 92130
Attention: Craig M. Garner, Esq.
Fax: +1 (858) 523-5450

If to the Stockholder:
DASAN Networks, Inc.
Dasan Tower, 49 Daewangpangyo-ro 644beon-gil, Bundang-gu, Seongnam-si
Gyeonggi-do, Korea
Attention: JaeHoon Joo
Facsimile No.: +82 (31) 622-6501
or to such other address or facsimile number as the person to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.
(h)    Severability. This Agreement shall be deemed severable; the invalidity, illegality or unenforceability of any term or provision of this Agreement shall not affect the validity, legality or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.
(i)    Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
(j)    No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with such party’s obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.
(k)    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.
(l)    Governing Law. This Agreement, and all matters arising hereunder or in connection herewith, shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving effect to the principles of conflict of laws.
(m)    Submission to Jurisdiction. Each party to this Agreement hereby irrevocably and unconditionally (i) consents to the submission to the exclusive jurisdiction of the courts of the State of Delaware sitting in Wilmington, Delaware and the United States District Court for the District of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement or the transaction contemplated hereby, (ii) agrees not to commence any action, suit or proceeding relating thereto except in such courts and in accordance with the provisions of this Agreement, (iii) agrees that service of any process, summons, notice or document by U.S. registered mail, or otherwise in the manner provided for notices in Section 8(g) hereof, shall be effective service of process for any such action, suit or proceeding brought against it in any such court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding in such courts and (v) agrees not to plead or claim in any court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(n)    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(n).
(o)    Specific Performance. The parties hereto agree that the Stockholder would be irreparably damaged in the event that any of the provisions of this Agreement were not performed by the Parent Holders in accordance with their specific terms or were otherwise breached by the Parent Holders, and that the Stockholder would not have an adequate remedy at law for money damages in such event. It is accordingly agreed that the Stockholder shall be entitled, without posting any bond or other undertaking, to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which the Stockholder is entitled at law or in equity.

(p)    Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement shall be interpreted for or against any party hereto because that party or its legal representatives drafted the provision. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular section in which such words appear.
(q)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.
(r)    Expenses. Except as otherwise provided herein, each party hereto shall pay such party’s own expenses incurred in connection with this Agreement.
(s)    No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in the Stockholder any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Parent Holder, and the Stockholder shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct any Parent Holder in the voting of any of the Covered Shares, except as otherwise provided herein.
[Signature page follows.]

IN WITNESS WHEREOF, the Stockholder and each of the Parent Holders have caused this Agreement to be duly executed as of the day and year first above written.
THE STOCKHOLDER:
DASAN NETWORKS, INC.
By:/s/ Min Woo Nam
Name: Min Woo Nam
Title: CEO

[Signature page to Voting Agreement]

PARENT HOLDER:

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP
By: NEA Partners 10, Limited Partnership

By:	/s/ LOUIS S. CITRON______________
Name: Louis S. Citron
Title: Chief Legal Officer / Attorney-in-fact
NEW ENTERPRISE ASSOCIATES 9, LIMITED PARTNERSHIP
By: NEA Partners 9, Limited Partnership

By:	/s/ LOUIS S. CITRON______________
Name: Louis S. Citron
Title: Chief Legal Officer / Attorney-in-fact
NEW ENTERPRISE ASSOCIATES 8A, LIMITED PARTNERSHIP
By: NEA Partners 10, Limited Partnership

By:	/s/ LOUIS S. CITRON______________
Name: Louis S. Citron
Title: Chief Legal Officer / Attorney-in-fact
NEW ENTERPRISE ASSOCIATES VIII, LIMITED PARTNERSHIP
By: NEA Partners VIII, Limited Partnership

By:	/s/ LOUIS S. CITRON______________
Name: Louis S. Citron
Title: Chief Legal Officer / Attorney-in-fact
NEA VENTURES 2000, LIMITED PARTNERSHIP

By:	/s/ LOUIS S. CITRON______________
Name: Louis S. Citron
Title: Chief Legal Officer / Attorney-in-fact

[Signature page to Voting Agreement]

PARENT HOLDER:

/s/ James Norrod
Name: James Norrod

CONSENT OF SPOUSE:
I hereby acknowledge that I have read this Voting Agreement and that I know its contents. I am aware that this Voting Agreement contains provisions regarding the voting and transfer of shares of capital stock of Parent that my spouse may own, including any interest I might have therein. I hereby agree that my interest, if any, in any shares of capital stock of Parent subject to the Agreement shall be irrevocably bound by this Voting Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of Parent shall be similarly bound by the Agreement. I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

/s/ Elizabeth Densmore
Name: Elizabeth Densmore

[Signature page to Voting Agreement]

PARENT HOLDER:

/s/ Kirk Misaka
Name: Kirk Misaka

CONSENT OF SPOUSE:
I hereby acknowledge that I have read this Voting Agreement and that I know its contents. I am aware that this Voting Agreement contains provisions regarding the voting and transfer of shares of capital stock of Parent that my spouse may own, including any interest I might have therein. I hereby agree that my interest, if any, in any shares of capital stock of Parent subject to the Agreement shall be irrevocably bound by this Voting Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of Parent shall be similarly bound by the Agreement. I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

/s/ Anne Misaka
Name: Anne Misaka

[Signature page to Voting Agreement]

PARENT HOLDER:

/s/ C. Richard Kramlich
Name: C. Richard Kramlich

CONSENT OF SPOUSE:
I hereby acknowledge that I have read this Voting Agreement and that I know its contents. I am aware that this Voting Agreement contains provisions regarding the voting and transfer of shares of capital stock of Parent that my spouse may own, including any interest I might have therein. I hereby agree that my interest, if any, in any shares of capital stock of Parent subject to the Agreement shall be irrevocably bound by this Voting Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of Parent shall be similarly bound by the Agreement. I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

/s/ Pamela P Kramlich
Name: Pamela P. Kramlich

[Signature page to Voting Agreement]

PARENT HOLDER:

/s/ Michael Connors
Name: Michael Connors

CONSENT OF SPOUSE:
I hereby acknowledge that I have read this Voting Agreement and that I know its contents. I am aware that this Voting Agreement contains provisions regarding the voting and transfer of shares of capital stock of Parent that my spouse may own, including any interest I might have therein. I hereby agree that my interest, if any, in any shares of capital stock of Parent subject to the Agreement shall be irrevocably bound by this Voting Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of Parent shall be similarly bound by the Agreement. I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

/s/ Julia B. Connors

[Signature page to Voting Agreement]

PARENT HOLDER:

/s/ Robert Dahl
Name: Robert Dahl

CONSENT OF SPOUSE:
I hereby acknowledge that I have read this Voting Agreement and that I know its contents. I am aware that this Voting Agreement contains provisions regarding the voting and transfer of shares of capital stock of Parent that my spouse may own, including any interest I might have therein. I hereby agree that my interest, if any, in any shares of capital stock of Parent subject to the Agreement shall be irrevocably bound by this Voting Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of Parent shall be similarly bound by the Agreement. I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

/s/ Patricia A. Dahl

[Signature page to Voting Agreement]

PARENT HOLDER:

/s/ Mahvash Yazdi
Name: Mahvash Yazdi

CONSENT OF SPOUSE:
I hereby acknowledge that I have read this Voting Agreement and that I know its contents. I am aware that this Voting Agreement contains provisions regarding the voting and transfer of shares of capital stock of Parent that my spouse may own, including any interest I might have therein. I hereby agree that my interest, if any, in any shares of capital stock of Parent subject to the Agreement shall be irrevocably bound by this Voting Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of Parent shall be similarly bound by the Agreement. I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

/s/ Farrokh Yazdi
Name: Farrokh Yazdi

[Signature page to Voting Agreement]

SCHEDULE I

Name and Contact Information of the Parent Holders	Shares of Parent Common Stock Beneficially Owned
New Enterprise Associates VIII, L.P. (1)	363,426
New Enterprise Associates 8A, L.P. (1)	258,836
New Enterprise Associates 9, L.P. (1)	1,788,067
New Enterprise Associates 10, L.P. (1)	2,370,944
NEA Ventures 2000, L.P. (1)	18
James Norrod (2)	60,000
Kirk Misaka (2)	446,543
C. Richard Kramlich (2)	26,074
Michael Connors (2)	144,490
Robert Dahl (2)	162,052
Mahvash Yazdi (2)	33,102

(1) Address for notices:

Louis Citron, Esq.
c/o New Enterprise Associates
1954 Greenspring Drive, Suite 600
Timonium, MD 21093

(2) Address for notices:

c/o Zhone Technologies, Inc.
7195 Oakport Street
Oakland, California 94621
Fax: +1 (510) 777-7593